EXHIBIT 1.1

UNDERWRITING AGREEMENT

between

PHOTOMEDEX, INC.

and

LADENBURG THALMANN & CO. INC.

as Representative

PHOTOMEDEX, INC.

UNDERWRITING AGREEMENT

 New York, New York

May 4, 2010

Ladenburg Thalmann & Co. Inc.
520 Madison Avenue, 9th Floor
New York, NY 10022

Ladies and Gentlemen:

The undersigned, PhotoMedex, Inc., a company formed under the laws of Delaware (“PhotoMedex” or the “Company”), hereby confirms its agreement with Ladenburg Thalmann & Co. Inc. (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters named on Schedule I hereto, if any, for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.	Purchase and Sale of Securities.

1.1 Firm Securities.

1.1.1. Nature and Purchase of Firm Securities.

(i) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 500,000 shares of its common stock (“Firm Shares”), par value $0.01 per share (the “Shares”).

(ii) The Underwriters agree, severally and not jointly, to purchase from the Company the Firm Shares at a purchase price (net of discounts and commissions) of $5.55 per Share (92.5% of the per Share offering price). The Firm Shares are to be offered to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2. Shares Payment and Delivery.

(i) Delivery and payment for the Firm Shares shall be made at 10:00 a.m., Eastern time, on the fourth (4th) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.2 below) or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of Andrews Kurth LLP, counsel to the Representative (“Andrews Kurth”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.”

(ii) Payment for the Firm Shares shall be made on the Closing Date by wire transfer in federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Representative) representing the Firm Shares (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

1.2 Over-allotment Option.

1.2.1. Option Shares.  For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Underwriters are hereby granted an option to purchase from the Company up to 75,000 Shares representing fifteen percent (15%) percent of the Firm Shares sold in the offering (the “Over-allotment Option”). Such additional 75,000 Shares, the net proceeds of which will be deposited with the Company’s account, are hereinafter referred to as “Option Shares.” The purchase price to be paid for the Option Shares will be the same price per Option Share as the price per Firm Shares set forth in Section 1.1.1 hereof. The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Public Securities.”

1.2.2. Exercise of Option.  The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which will not be later than five (5) full Business Days after the date of such oral notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Andrews Kurth or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice.

1.2.3. Payment and Delivery.  Payment for the Option Shares will be made on the Option Closing Date by wire transfer in federal (same day) funds as follows: $5.55 per Option Share, payable to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Representative) representing the Option Shares (or through the facilities of DTC) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Underwriters for applicable Option Shares.

1.3 Underwriters’ Warrant.

1.3.1. Warrant Terms. The Company hereby agrees to issue to the Underwriters (and/or its designees) on the Closing Date one or more warrants (“Underwriters’ Warrants”) for the purchase of an aggregate of 20,000 Shares. Each Underwriters’ Warrant, in substantially the form attached hereto as Exhibit A, shall be exercisable, in whole or in part, commencing on a date which is one year from the Applicable Time (as defined below) and expiring on the five-year anniversary of the Applicable Time at an initial exercise price per Share of $7.50, which is equal to 125% of the public offering price of the Firm Shares. The Underwriters’ Warrants and the Shares issuable upon exercise thereof are sometimes hereinafter referred to collectively as the “Underwriters’ Securities.” The Underwriters understand and agree that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Underwriters’ Warrants and the underlying Shares during the first year after the Effective Date and, effective upon the Company’s delivery of the Underwriters’ Warrants, agree that they will not, sell, transfer, assign, pledge or hypothecate the Underwriters’ Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Underwriters’ Warrants and the underlying Shares for a period of one year following the Effective Date to anyone other than (i) a Selected Dealer (as defined below) in connection with the Offering, or (ii) a bona fide officer or partner of an Underwriter or of such Selected Dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

1.3.2. Delivery. Delivery of the Underwriters’ Warrants shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Representative may request at least two (2) full Business Days prior to the Closing Date.

2.
Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters as of the Applicable Time, as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1 Filing of Registration Statement.  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and amendments thereto, on Form S-1 (File No. 333-164089), including any related prospectus or prospectuses, for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendments have been prepared by the Company in all material respects in conformity with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement.” The final prospectus in the form filed pursuant to Rule 424(b) on the date hereof or on the Business Day immediately following the date hereof, is hereinafter called the “Prospectus.”  The Registration Statement has been declared effective by the Commission on the date hereof. “Applicable Time” means 4:30 p.m. Eastern Daylight Time on May 3, 2010, the Effective Date.  If the Company files on or after the date of this Agreement a registration statement to register additional Shares pursuant to Section 462(b) under the Act (a “Rule 462(b) Registration Statement”), then any reference to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.

2.2 Registration under the Exchange Act and Stock Exchange Listing.  The Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are listed on the Nasdaq Global Market (“Nasdaq”), and the Company has not taken any action designed to terminate, or that is reasonably likely to have the effect of terminating, the registration of the Shares under the Exchange Act or delisting the Common Shares from Nasdaq, nor has the Company received any written notification that the Commission or Nasdaq is contemplating terminating such registration or listing, as applicable, except as described in the Registration Statement and Prospectus.

2.3 No Stop Orders, etc.  Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Prospectus or the Registration Statement or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.4 Disclosures in Registration Statement.

2.4.1. 10b-5 Representation.

(i) The Company represents that: (a) as of the Effective Date, the Registration Statement did; (b) as of the dates any post-effective amendments to the Registration Statement are declared effective, such post-effective amendments will; and (c) as of the date the Prospectus was filed with the Commission and as of the Closing Date and the Option Closing Date (if any), the Prospectus will; comply in all material respects with the requirements of the Act and the Regulations; and

(ii) The Company represents that: (a) as of the Effective Date, the Registration Statement, together with all Permitted Free Writing Prospectus, did not; (b) as of the dates any post-effective amendments to the Registration Statement are declared effective, such post-effective amendments will not; and (c) as of the date the Prospectus was filed with the Commission and as of the Closing Date and the Option Closing Date (if any), the Prospectus will not; contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.4.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of the Underwriters consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus:  the first paragraph under the heading “Discounts and Commissions,” the disclosure under the heading “Foreign Regulatory Restrictions on Purchase of Our Common Stock,” the table following the first paragraph under the title “Underwriting” and the fifth and sixth sentences under the heading “Nature of Underwriting Commitment” (collectively, the “Underwriter’s Information”).

2.4.2. Disclosure of Agreements.  The agreements and documents described in the Prospectus and the Registration Statement conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described in the Prospectus or the Registration Statement or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and that is referred to in the Prospectus has been duly authorized and validly executed by the Company or its applicable Subsidiaries, as applicable, is in full force and effect (assuming due authorization and valid execution by the other party thereto) in all material respects and is enforceable against the Company or its Subsidiaries (as applicable) and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred (with respect to the Company) that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.4.3. Regulations.  The disclosures in the Registration Statement concerning the effects of federal, state, local and foreign regulations on the Company’s business as currently contemplated fairly and accurately summarize such regulations in all material respects.

2.5 Changes After Dates in Registration Statement.

2.5.1. No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

2.5.2. Recent Securities Transactions, etc.  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.6 Independent Accountants.  To the knowledge of the Company, Amper, Politziner & Mattia, LLP (“Amper”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations. Except as is disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, Amper has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.7 Financial Statements, etc.  The financial statements included in the Registration Statement and Prospectus, including the notes thereto, fairly present, in all material respects, the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, except as described therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be disclosed in the Registration Statement and the Prospectus, (i) neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement as being a subsidiary of the Company (each a “Subsidiary” and together the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (ii) the Company has not declared or paid any dividends or made any distributions of any kind with respect to its capital stock; (iii) there has not been any change in the capital stock of the Company or any of its Subsidiaries or, except for the annual grants to non-employee directors granted on January 1, 2010, any grants under any stock compensation plan; and (iv) there has not been any material increase in the Company’s long term or short term debt.

2.8 Authorized Capital; Options, etc.   The Company had, at the date or dates indicated in the Prospectus, the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the pro forma as-adjusted stock capitalization as set forth under the caption “Capitalization” in the Prospectus. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Shares or any security convertible into Shares, or any contracts or commitments to issue or sell Shares or any such options, warrants, rights or convertible securities.

2.9 Valid Issuance of Securities, etc.

2.9.1. Outstanding Securities.  All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Shares conform in all material respects to all statements relating to the Shares contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Shares were made in accordance with applicable federal, state and foreign securities laws.

2.9.2. Securities Sold Pursuant to this Agreement.  The Public Securities and Underwriters’ Securities have been duly authorized for issuance and sale and, when issued and paid for pursuant to the terms hereof, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities and Underwriters’ Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company that have not been waived or otherwise have lapsed without exercise; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. The Public Securities and Underwriters’ Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.  When paid for and issued in accordance with the Underwriters’ Warrants, the underlying Shares will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the underlying Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Underwriters’ Warrants has been duly and validly taken.

2.10 Registration Rights of Third Parties.  Except for the registration rights granted to each of the investors listed on Schedule 2.10 hereto, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.11 Validity and Binding Effect of Agreements.  This Agreement and the Underwriters’ Warrants have been duly and validly authorized by the Company, and, when executed and delivered, will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.12 No Conflicts, etc.  The execution, delivery, and performance by the Company of this Agreement, the Underwriters’ Warrants and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the amended and restated certificate of incorporation of the Company (as the same may be amended from time to time, the “Certificate of Incorporation”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

2.13 No Defaults; Violations.  The Company is not, and to the Company’s knowledge no other party to any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject is, in material default in the due performance and observance of any term, covenant or condition of any such material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Certificate of Incorporation, or in violation of any franchise, license, permit, applicable law, rule (including without limitation Rules 13a-15 and 15d-15 of the Exchange Act), regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.14 Corporate Power; Licenses; Consents.

2.14.1. Conduct of Business.  Except as described in the Registration Statement and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus, except where such failure to have such requisite corporate power and any authorizations, approvals, orders, licenses, certificates and permits would not have a material adverse effect on the assets, business or operations of the Company.

2.14.2. Transactions Contemplated Herein.  The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement and the Underwriters’ Warrants and as contemplated by the Prospectus, except with respect to applicable federal, state and foreign securities laws, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the listing of the Public Securities and the Underwriters’ Securities on Nasdaq.

2.15 D&O Questionnaires.  To the Company’s knowledge and except for the appointments on January 13, 2010 of Stephen P. Connelly to the Audit Committee and Leonard L. Mazur to the Compensation Committee, information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”) is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Insider to become inaccurate and incorrect.

2.16 Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened, against or involving the Company or, to the Company’s knowledge, any executive officer or director that is required to be disclosed in the Registration Statement or Prospectus that has not been disclosed in the Registration Statement and the Prospectus.

2.17 Good Standing.  The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company.

2.18 Stop Orders.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or any part thereof.

2.19 Transactions Affecting Disclosure to FINRA.

2.19.1. Finder’s Fees.  Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.19.2. Payments Within Twelve Months.  Except as described in the Registration Statement and the Prospectus and except as set forth on Schedule 2.19 hereto, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date.

2.19.3. Use of Proceeds.  None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.19.4. FINRA Affiliation.  To the Company’s knowledge and except as otherwise set forth in the Registration Statement or Prospectus, no officer, director or any beneficial owner of more than 5% the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA).

2.20 Foreign Corrupt Practices Act.  Neither the Company nor, to the knowledge of the Company, any of its directors, employees or officers or any other person acting on its behalf has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that would subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.21 Officers’ Certificate.  Any certificate signed by any duly authorized officer of the Company and delivered to you or to Andrews Kurth pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.22 Lock-Up Period.  Each of the Company’s officers and directors holding Shares (or securities convertible into Shares) have agreed pursuant to executed Lock-Up Agreements in substantially the form attached hereto as Exhibit B-1 that for a period of 180 days from the Effective Date (the “D&O Lock-Up Period”), and, except as set forth on Schedule 2.22 hereto, each owner of at least 5% of the Company’s outstanding Shares (or securities convertible into Shares) (together with the Company’s officers and directors the “Lock-Up Parties”) have agreed pursuant to executed Lock-Up Agreements in substantially the form attached hereto as Exhibit B-2 that for a period commencing on the Effective Date and ending on the earlier of (i) 120 days thereafter, or (ii) August 1, 2010 (the “5% Shareholder Lock-Up Period” and, together with the D&O Lock-Up Period, the “Lock-Up Period”), such persons and their affiliated parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Shares, or any securities convertible into or exercisable or exchangeable for Shares, without the consent of the Representative. The Representative may consent to an early release from the applicable Lock-Up Period if, in its opinion, the market for the Shares would not be adversely impacted by sales and in cases of financial emergency of an officer, director or other stockholder. Each of the Lock-Up Parties has delivered to the Representative his, her or its executed Lock-Up Agreement prior to the Effective Date.

2.23 Subsidiaries.  Annex 1 to this agreement sets forth the true and correct ownership of all Subsidiaries as of the date hereof.  All direct and indirect active Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each such active Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company taken as a whole.

2.24 Related Party Transactions.  Except as disclosed in the Registration Statement and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

2.25 Board of Directors.  The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of Nasdaq. At least one member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of Nasdaq. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of Nasdaq.

2.26 Sarbanes-Oxley Compliance.  The Company is, or on the Effective Date will be, in compliance in all material respects with all currently effective provisions of the Sarbanes-Oxley Act of 2002 that are applicable, or will be applicable as of the Closing Date, to it.

2.27 No Investment Company Status.  The Company is not and, after giving effect to the Offering and sale of the Firm Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.28 No Labor Disputes.  No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

2.29 Intellectual Property.  The Company and each of its Subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement and the Prospectus, except where the failure to own or possess or have such valid right would not have a material adverse effect on the assets, business or operations of the Company.  To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such infringement of, or license or similar fee for, such Intellectual Property would not have a material adverse effect on the assets, business or operations of the Company.  Neither the Company nor any of its Subsidiaries has received any written notice alleging any such infringement or fee.

2.30 Taxes.  Each of the Company and its Subsidiaries has filed all material returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company and its Subsidiaries has paid all material taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all material taxes imposed on or assessed against the Company or such respective Subsidiary.  Except as would have a material adverse effect on the assets, business or operations of the Company, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries; and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries.  The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

2.31 Regulatory Matters.

2.31.1. Except as described in the Registration Statement and the Prospectus, the Company and its Subsidiaries (i) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other governmental authority alleging or asserting noncompliance with any applicable laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such applicable laws that remain outstanding and unresolved (“Authorizations”); (ii) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iii) have not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation that remains outstanding and unresolved and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action and (iv) have not, and the Company’s and its Subsidiaries’ officers, employees and agents have not, made any untrue statement of a material fact or fraudulent statement to any governmental authority or failed to disclose a material fact required to be disclosed to any governmental authority.

2.31.2. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company or any of its Subsidiaries were and, if still pending, are being conducted with reasonable care and in substantial compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder (collectively, “FFDCA”); the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement and the Prospectus, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and neither the Company nor any of its Subsidiaries has received in the three-year period preceding this Agreement any notices or correspondence from any governmental authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or any of its Subsidiaries. There have been no material adverse episodes or complications resulting from any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or any of its Subsidiaries in the three-year period preceding this Agreement other than as described in the Registration Statement and the Prospectus.

3.	Covenants of the Company. The Company covenants and agrees as follows:

3.1 Amendments to Registration Statement.  The Company will deliver to the Representative, within a reasonable time prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and will not file any such amendment or supplement to which the Representative shall reasonably object in writing; provided, however, that the Company may file such amendment or supplement if (a) the Representative has failed to object in writing prior to the date on which such amendment or supplement is required to be filed under the Act, the Regulations, the Exchange Act, the regulations under the Exchange Act (collectively, the “U.S. Securities Laws”) and the rules and regulations of Nasdaq and (b) the failure to do so would, in the Company’s good faith determination, render the Company in violation of the U.S. Securities Laws or the rules and regulations of Nasdaq .

3.2 Federal Securities Laws.

3.2.1. Compliance.  During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the U.S. Securities Laws, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Representative, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2. Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3. Free Writing Prospectuses.  The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the Act, without the prior consent of the Representative. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433, and has complied and will comply with the applicable requirements of Rule 433 of the Act, including timely Commission filing where required, legending and record keeping.

3.3 Delivery to the Underwriters of Prospectuses.  The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Prospectus as the Underwriters may reasonably request and, promptly following the Effective Date or the effectiveness of any amendment or supplement to the Registration Statement, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.4 Events Requiring Notice to the Representative.  The Company will notify the Representative promptly and confirm the notice in writing: (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the receipt of any comments to the Registration Statement or any amendment thereto or request for any additional information from the Commission relating to the Registration Statement, Prospectus or the Offering contemplated thereby; and (v) of the happening of any event prior to the later of (a) the termination of the period when a prospectus relating to the Firm Shares is required to be delivered under the Act and (b) the earlier of (1) 45 days after the Effective Date and (2) the Option Closing Date, that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to promptly obtain the lifting of such order.

       3.5 Information to the Representative.  For a period of two (2) years from the Effective Date, the Company will furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission or (ii) a copy of each Form 8-K prepared and filed by the Company.  Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section 3.5.

3.6 Payment of Expenses.

3.6.1. General Expenses Related to the Offering.  The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering (including the Over-allotment Shares) with the Commission; (ii) all COBRADesk filing fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of such Shares on the Nasdaq and such other stock exchanges as the Company and the Representative together determine; (iii) all fees, expenses and disbursements relating  to background checks of the Company’s officers and directors in an amount not to exceed $5,000 per individual; (iv) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Underwriters’ counsel, it being agreed that (a) if the Offering is commenced on the Nasdaq Global Market or the NYSE Amex, the Company will make a payment of $5,000 to such counsel on the Closing Date, or (b) if the Offering is commenced on the Nasdaq Capital Market or on the Over the Counter Bulletin Board, the Company will make a payment of $15,000 to such counsel upon the commencement of “blue sky” work by such counsel and an additional $5,000 on the Closing Date); (v) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (vi) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky surveys and, if appropriate, any Selected Dealers’ agreement and power of attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary, (vii) the costs and expenses of any public relations firm; (viii) the costs of preparing, printing and delivering certificates representing the Shares; (ix) fees and expenses of the transfer agent for the Shares; (x) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (xi) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing Date in such quantities as the Representative may reasonably request; (xii) the fees and expenses of the Company’s accountants; (xiii) the fees and expenses of the Company’s legal counsel and other agents and representatives; (xiv) the Underwriters’ use of i-Deal’s book-building, prospectus tracking and compliance software for the Offering; (xv) the Underwriters’ actual “road show” expenses for the Offering; (xvi) the Underwriters’ costs of mailing prospectuses to prospective investors; and (xvii) the costs associated with advertising the Offering in the national editions of the Wall Street Journal and New York Times after the Closing Date. All relevant expenses incurred by the Underwriters in item (xv) of this Section 3.6.1 will be borne by the Company, up to but no more than $10,000; the remaining balance will be borne by the Underwriters. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters.

    3.6.2. Non-accountable Expenses.  The Company further agrees that, in addition to the expenses payable pursuant to Section 3.6.1, on the Closing Date it will pay to the Representative a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Firm Shares by deduction from the proceeds of the Offering contemplated herein.

3.7 Application of Net Proceeds.  The Company will apply the net proceeds from the Offering received by it substantially in accordance with the application described under the caption “Use of Proceeds” in the Prospectus.

3.8 Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning not later than the first day of the Company’s fiscal quarter next following the Effective Date.

3.9 Stabilization.  Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

3.10 Internal Controls.  The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.11 FINRA.  The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Company’s Public Securities.

3.12 No Fiduciary Duties.  The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that neither the Underwriters nor any of their affiliates shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

4.
Conditions of Underwriters’ Obligations.  The obligations of the Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company in all material respects  as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any and as if made on such date; (ii) the performance by the Company of its obligations hereunder in all material respects and (iii) the following conditions:

4.1 Regulatory Matters.

4.1.1. Effectiveness of Registration Statement.  The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Andrews Kurth.

4.1.2. FINRA Clearance.  By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.2 Company Counsel Matters.

4.2.1. Closing Date Opinion of Company Counsel.  On the Closing Date, the Representative shall have received the favorable opinion of Morgan, Lewis & Bockius LLP (“Morgan Lewis”), counsel to the Company, dated the Closing Date, addressed to the Underwriters, in substantially the form attached as Exhibit C hereto.

4.2.2. Closing Date Opinion of Intellectual Property Counsel.  On the Closing Date, the Representative shall have received an opinion of each of Knobbe, Martens, Olson & Bear, LLP (“Knobbe Martens”), Seed Intellectual Property Law Group PLLC (“Seed”) RGC Jenkins & Co. (“RGC Jenkins”), and Perkins Coie LLP (“Perkins Coie”), intellectual property counsel to the Company, dated the Closing Date, addressed to the Underwriters in substantially the forms attached as Exhibit D-1, D-2, D-3 and D-4 hereto, respectively.

4.2.3. Closing Date Opinion of Regulatory Counsel.  On the Closing Date, the Representative shall have received an opinion of Olsson Frank Weeda Terman Bode Matz PC, (“Olsson Frank”), regulatory counsel to the Company, dated the Closing Date, addressed to the Underwriters in substantially the form attached as Exhibit E hereto.

4.2.4. Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Representative shall have received opinions of Morgan Lewis, Knobbe Martens, Seed, RGC Jenkins, Perkins Coie and Olsson Frank, each dated the Option Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by Morgan Lewis, Knobbe Martens, Seed, RGC Jenkins, Perkins Coie and Olsson Frank in their respective opinions delivered on the Closing Date.

4.3 Cold Comfort Letter.  At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a cold comfort letter, addressed to the Underwriters and in form and substance satisfactory in all respects to you and to Andrews Kurth from Amper dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any.

4.4 Officers’ Certificates.

4.4.1. Officers’ Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chief Executive Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date in all material respects, or the Option Closing Date, as the case may be, and that the other conditions set forth in Section 4 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct in all material respects. In addition, the Underwriters will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2. Secretary’s Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that the Certificate of Incorporation has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5 No Material Changes.  Prior to and on each of the Closing Date and the Option Closing Date, if the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6 Delivery of Agreements.

4.6.1. Effective Date Deliveries.  On the Effective Date, the Company shall have delivered to the Representative executed copies of this Agreement and the Lock-Up Agreements.

4.6.2. Closing Date Deliveries.  On the Closing Date, the Company shall have delivered to the Underwriters an executed copy of the Underwriters’ Warrants.

5.	Indemnification.

5.1 Indemnification of the Underwriters.

5.1.1. General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, and each dealer selected by the Representative that participates in the offer and sale of the Public Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls an Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between an Underwriter and the Company or between an Underwriter and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Public Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with the Underwriters’ Information. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of the Underwriters to the extent that any loss, liability, claim, damage or expense of the Underwriters results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.3 hereof. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Public Securities or in connection with the Registration Statement or Prospectus.

5.1.2. Procedure.  If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of the Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action; (ii) the Company shall not have employed counsel to have charge of the defense of such action; or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter (in addition to local counsel), Selected Dealer and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2 Indemnification of the Company.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its Subsidiaries, directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in Section 5.1.1 from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

       5.3 Contribution.

5.3.1. Contribution Rights.  In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case; or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriter or the Company, as applicable.

5.3.2. Contribution Procedure.  Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

6.	Default by and Underwriter.

6.1 Default Not Exceeding 10% of Firm Shares or Option Shares.  If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the Over-Allotment Option is exercised, hereunder, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2 Default Exceeding 10% of Firm Shares or Option Shares.  In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Shares or Option Shares, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Shares or Option Shares to which such default relates on the terms contained herein.  If, within one (1) Business Day after such default relating to more than 10% of the Firm Shares or Option Shares, you do not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Shares or Option Shares on such terms.  In the event that neither you nor the Company arrange for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by you or the Company without liability on the part of the Company (except as provided in Section 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3 Postponement of Closing Date.  In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriter, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Public Securities.

7.	Additional Covenants.

7.1 Prohibition on Press Releases and Public Announcements.  The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period beginning on the Closing Date and ending at 5:00 p.m. Eastern time on the first Business Day that is at least 40 days following the Closing Date, other than normal and customary releases issued or publicity conducted in the ordinary course of the Company’s business.

7.2 Company Lock-Up Period.

7.2.1. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of 180 days from the Effective Date, (i) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) except for any registration statement on Form S-3 to be filed on behalf of the investors in the Company’s private placement in October 2009, to file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this Section 7.2.1 shall not apply to (i) the Public Securities; (ii) the issuance by the Company of Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Representative has been advised in writing or (iii) the issuance by the Company of option or shares of capital stock of the Company under any stock compensation plan of the Company.

7.2.2. Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news during the last 17 days of the Lock-Up Period; or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by Section 7.2.1 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release unless the Representative waives such extension.

7.3 Free Writing Prospectuses.  The Underwriters covenant with the Company that the Underwriters will not use, authorize the use of, refer to, or participate in the planning for the use of a “free writing prospectus” as defined in Rule 405 under the 1933 Act, which term includes use of any written information furnished by the Commission to the Company and not incorporated by reference into the Registration Statement, without the prior written consent of the Company. Any such free writing prospectus consented to by the Company is hereinafter referred to as an “Underwriter Free Writing Prospectus.”

8.	Effective Date of this Agreement and Termination Thereof.

8.1 Effective Date.  This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2 Termination.  You shall have the right to terminate this Agreement at any time prior to any Closing Date (i) if any domestic or international event or act or occurrence has materially disrupted, or in your reasonable opinion will, in the immediate future, materially disrupt, general securities markets in the United States; or (ii) if trading on the Nasdaq or the Nasdaq Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if a banking moratorium has been declared by a New York state or federal authority; or (iv) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (v) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your reasonable opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares; or (vi) if the Underwriters shall have become aware after the date hereof of such a material adverse change in the conditions (financial or otherwise) of the Company, or such adverse material change in general market conditions as in the Representative’s reasonable judgment would make it impracticable to proceed with the offering, sale and/or delivery of the securities.  Any such event giving you the right to terminate this Agreement is hereinafter referred to as “Good Reason.”

8.3 Expenses.  In the event that this Agreement shall be terminated for Good Reason or the closing of the transactions contemplated by this Agreement do not occur by the fourth (4th) Business Day following the Effective Date of the Registration Statement solely due to the fault of the Company, the Company shall be obligated to reimburse the Underwriters for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Company as provided for in Section 3.6.1 and pay to the Underwriters for their actual and accountable out of pocket expenses incurred through the date of such termination up to a maximum amount of $100,000, less amounts previously paid to the Underwriters in reimbursement for such expenses.  The Underwriters shall not be entitled to any such reimbursement if this Agreement is terminated by the Underwriters for any other reason other than Good Reason.

8.4 Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9.	Miscellaneous.

9.1 Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

If to the Representative:

Ladenburg Thalmann & Co. Inc.
520 Madison Avenue, 9th Floor
New York, NY 10022
Attn: General Counsel
Fax No.: 212-758-4939

Copy to:

Andrews Kurth LLP
111 Congress Ave.
Suite 1700
Austin, TX 78701
Attn:  Carmelo Gordian
Fax No.:  512-542-5227

If to the Company:

PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, PA 18936
Attn:  President and Chief Executive Officer
Fax No.:  215-619-3209

Copy to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921
Attn:  Stephen M. Goodman
Fax No.:  215-963-5001

9.2 Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3 Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4 Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5 Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from the Underwriters.

9.6 Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

9.7 Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8 Waiver, etc.  The failure of any of the parties hereto to enforce at any time any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to enforce thereafter each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

          Very truly yours,

PHOTOMEDEX, INC.

By:	/s/ Dennis M. McGrath
Name: Dennis M. McGrath
Title: President & Chief Executive Officer

Accepted on the date first above written,

as representative of the Underwriters.

LADENBURG THALMANN & CO. INC.

By:	/s/ Steven Kaplan
Name: Steven Kaplan
Title: Managing Director

 [Signature Page to PhotoMedex Underwriting Agreement]

Schedule I

Underwriters

Underwriter	Number of Shares to be Purchased

Ladenburg Thalmann & Co. Inc.	450,000
Newbridge Securities Corporation	50,000